   As filed with the Securities and Exchange Commission on November __, 2002.
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ARROW ELECTRONICS, INC.
               (Exact name of issuer as specified in its charter)

                       New York                11-1806155
               (State of Incorporation)     (I.R.S. Employer
                                           Identification No.)

                                  25 Hub Drive
                            Melville, New York 11747
                                 (516) 391-1300
          (Address and telephone number of principal executive offices)

                    Arrow Electronics, Inc. Stock Option Plan
                  Arrow Electronics, Inc. Restricted Stock Plan
                            (Full Title of the Plan)

                              Peter S. Brown, Esq.
                              Senior Vice President
                             Arrow Electronics, Inc.
                                  25 Hub Drive
                            Melville, New York 11747
                                 (516) 391-1300
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Milbank, Tweed, Hadley & McCloy LLP
                            One Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000
                       Attention: Howard S. Kelberg, Esq.

                         CALCULATION OF REGISTRATION FEE


 Title of Securities to      Amount to be     Proposed Maximum Offering       Proposed Maximum           Amount of
     be Registered          Registered (1)       Price Per Share (2)      Aggregate Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, ( $1.00 par  3,400,000 shares    $14.22                      $48,348,000                $4,448.02
         value)                (total)

(1) This Registration Statement covers 2,600,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Arrow Electronics, Inc. Stock Option Plan and 800,000 shares of Common Stock that may be awarded under the Arrow Electronics, Inc. Restricted Stock Plan, in each case, plus any additional shares of Common Stock which will become issuable under such plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average price of Common Stock on the New York Stock Exchange on November 20, 2002.

    STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SHARES

      On February 27, 2002, the Board of Directors of Arrow Electronics, Inc. (the "Company") adopted (i) an amendment and restatement of the Company's Stock Option Plan (the "Stock Option Plan") to, among other things, increase the maximum number of shares of the Company's Common Stock that may be issued pursuant to options awarded under the Company's Stock Option Plan by 2,600,000 to a total of 23,600,000 and (ii) an amendment and restatement of the Company's Restricted Stock Plan (the "Restricted Stock Plan") to, among other things, increase the maximum number of shares of the Company's Common Stock that may be awarded under the Company's Restricted Stock Plan by 800,000 to a total of 4,760,000. The Company's shareholders approved the amendment and restatement of each of the Stock Option Plan and the Restricted Stock Plan at the Company's Annual Meeting of Shareholders held May 23, 2002.

      The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company's previously filed Registration Statement filed on Form S-8 on February 5, 1998 (Registration No. 333-45631) with respect to the Stock Option Plan and the Restricted Stock Plan (the "Prior Registration Statement"). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 of an additional 2,600,000 shares of Common Stock issuable pursuant to options to be granted under the Stock Option Plan and 800,000 shares of Common Stock that may be awarded under the Restricted Stock Plan, in each case as so amended and restated. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, made in connection with the Stock Option Plan and the Restricted Stock Plan, respectively, including the periodic reports that the Company filed after the Prior Registration Statement to maintain current information about the Company, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  8. EXHIBITS.

      The following exhibits are filed herewith:

Exhibit No.                Description
5                          Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Company's
                           Common Stock.

23(a)                      Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23(b)                      Consent of Ernst & Young LLP, independent auditors.

24                         Power of Attorney (set forth on the signature page hereof).

99(a)*                     Arrow Electronics, Inc. Stock Option Plan, as amended and restated effective as of February 27,
                           2002.

99(b)*                     Arrow Electronics, Inc. Restricted Stock Plan, as amended and restated effective as of February 27,
                           2002.

* Incorporated by reference to the Registrant's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2002.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville and the State of New York, on November 27, 2002

                                      ARROW ELECTRONICS, INC.


                                      By:      /s/ Peter S. Brown
                                           -------------------------------
                                               Peter S. Brown
                                               Senior Vice President

                                POWER OF ATTORNEY

            Each person whose signature appears below hereby severally constitutes and appoints Stephen P. Kaufman, Daniel W. Duval, Robert E. Klatell, John C. Waddell, and Peter S. Brown, and each of them acting singly, as his or her true and lawful, attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirement of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

                  SIGNATURE                                       TITLE                                 DATE
        /s/ Daniel W. Duval                    Chairman of the Board, President and Chief         November 27, 2002
------------------------------------           Executive Officer (Principal Executive
Daniel W. Duval                                Officer)

       /s/ Robert E. Klatell                   Executive Vice President and Director              November 27, 2002
------------------------------------
Robert E. Klatell

       /s/ Paul J. Reilly                      Vice President and Chief Financial Officer         November 27, 2002
------------------------------------           (Principal Financial Officer and Principal
Paul J. Reilly                                 Accounting Officer)

       /s/ Stephen P. Kaufman                                   Director                          November 27, 2002
------------------------------------
Stephen P. Kaufman

       /s/ Carlo Giersch                                        Director                          November 27, 2002
------------------------------------
Carlo Giersch

       /s/ John N. Hanson                                       Director                          November 27, 2002
------------------------------------
John N. Hanson

       /s/ Roger King                                           Director                          November 27, 2002
------------------------------------
Roger King

       /s/ Karen Gordon Mills                                   Director                          November 27, 2002
------------------------------------
Karen Gordon Mills

       /s/ Richard S. Rosenbloom                                Director                          November 27, 2002
------------------------------------
Richard S. Rosenbloom

       /s/ Barry W. Perry                                       Director                          November 27, 2002
------------------------------------
Barry W. Perry

       /s/ John C. Waddell                                      Director                          November 27, 2002
------------------------------------
John C. Waddell

                                 EXHIBITS INDEX

Exhibit No.                Description
5                          Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Company's
                           Common Stock.

23(a)                      Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23(b)                      Consent of Ernst & Young LLP, independent auditors.

24                         Power of Attorney (set forth on the signature page hereof).

99(a)*                     Arrow Electronics, Inc. Stock Option Plan, as amended and restated effective as of February 27,
                           2002.

99(b)*                     Arrow Electronics, Inc. Restricted Stock Plan, as amended and restated effective as of February 27,
                           2002.

* Incorporated by reference to the Registrant's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2002.